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                                                                    EXHIBIT 11.1


                           W-H ENERGY SERVICES, INC.

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


         The following reflects the information used in calculating the number of shares in the computation of net income (loss)
               per share for each of the periods set forth in the
         Consolidated Statements of Operations and Comprehensive Income.


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
                                                                                      AVERAGE                     INCOME/
                                                       DAYS          SHARES            SHARES       INCOME/     (LOSS) PER
                                          SHARES    OUTSTANDING      x DAYS          OUTSTANDING     (LOSS)        SHARE
BASIC:

Three months ended March 31, 2000       12,059,336      91       1,097,399,576 /91    12,059,336    (1,206,000)    (0.10)

Three months ended March 31, 2001       22,273,014       2          44,546,028
                                        22,277,370      21         467,824,770
                                        22,278,195      34         757,458,630
                                        22,355,964       8         178,847,712
                                        22,377,298       1          22,377,298
                                        22,394,172       1          22,394,172
                                        22,401,720       1          22,401,720
                                        22,407,852       4          89,631,408
                                        22,408,852       2          44,817,704
                                        22,410,914       1          22,410,914
                                        22,413,389       5         112,066,945
                                        22,423,389       1          22,423,389
                                        22,427,101       5         112,135,505
                                        22,433,513       1          22,433,513
                                        22,438,050       1          22,438,050
                                        22,441,800       2          44,883,600
                                                        90       2,009,091,358 /90    22,323,237     8,931,000      0.40

Twelve months ended December 31, 1998    9,075,000     364       3,303,300,000 / 364   9,075,000    (1,386,000)    (0.15)

Twelve months ended December 31, 1999    9,075,000      87         789,525,000
                                        12,049,436     277       3,337,693,772
                                                       364       4,127,218,772 / 365  11,338,513   (15,220,000)    (1.34)

Twelve months ended December 31, 2000   12,049,436      31         373,532,516
                                        12,059,336     253       3,051,012,008
                                        22,174,836      70       1,552,238,520
                                        22,273,014     366       5,244,059,212 /366   14,328,031      (688,000)    (0.05)

DILUTED:

Three months ended March 31, 2001       25,822,909       2          51,645,818
                                        25,827,265      21         542,372,564
                                        25,828,090      34         878,155,059
                                        25,905,859       8         207,246,872
                                        25,927,193       1          25,927,193
                                        25,944,067       1          25,944,067
                                        25,951,615       1          25,951,615
                                        25,957,747       4         103,830,988
                                        25,958,747       2          51,917,494
                                        25,960,809       1          25,960,809
                                        25,963,284       5         129,816,420
                                        25,973,284       1          25,973,284
                                        25,976,996       5         129,884,980
                                        25,983,408       1          25,983,408
                                        25,987,945       1          25,987,945
                                        25,991,695       2          51,983,390
                                                        90       2,328,581,905 /90    25,873,132     8,931,000      0.35

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